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                                    DEBENTURE



$6,000,000                                                         June 11, 1998

         FOR VALUE RECEIVED, on or before June 11, 2000 ("Maturity Date"), the undersigned and if more than one, each of them, jointly and severally (hereinafter referred to as "Borrower"), promises to pay to the order of INFINITY INVESTORS LIMITED ("Lender") at its offices at 38 Hertford Street, London, England WIY 7TG the principal amount of SIX MILLION and 00/100 DOLLARS ($6,000,000) ("Total Principal Amount"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Debenture ("Debenture") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a fixed rate per annum equal to the lesser of (a) the Maximum Rate (as hereinafter defined) or (b) eight percent (8%), calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. The term "Maximum Rate," as used herein, shall mean at the particular time in question the maximum rate of interest, if any, which, under applicable law, may then be charged on this Debenture. If such maximum rate of interest changes after the date hereof and this Debenture provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

         The principal of and all accrued but unpaid interest on this Debenture shall be due and payable as follows:

                  (a) interest shall be due and payable monthly as it accrues, commencing on the 30th day of June, 1998 and continuing on the last day of each successive month thereafter during the term of this Debenture;

                  (b) principal of the Debenture shall be due and payable in seventeen (17) equal monthly installments in the amount of $50,000 each, commencing on January 31, 1999 and continuing on the last day of each successive month thereafter;

                  (c) in addition to the payments pursuant to subsection (b) above, Borrower shall, on the last day of each calendar month, prepay all or a portion of the principal balance of this Debenture from all Available Cash Flow of Borrower. As used herein, Available Cash Flow means the amount of cash on hand on such last day of such month and received by Borrower from any source, less the cash expenses of Borrower, any capital expenditures of Borrower, any principal and interest payments on indebtedness of Borrower and a reserve maintained in an amount determined by Borrower's Board of Directors, considering current needs for operating capital and prudent reserves for future operating capital; and

                  (d) the outstanding principal balance of this Debenture, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

         If a payment is ten (10) or more days late, Borrower will pay a delinquency charge in an amount equal to the greater of (i) 5.0% of the amount of the delinquent payment up to the maximum amount of $250.00, or (ii) $25.00. Upon an Event of Default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the interest rate provided for herein by three (3.00) percentage points and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Debenture.

         This Debenture evidences obligations and indebtedness from time to time owing by Borrower to Lender pursuant to that certain Securities Purchase Agreement of even date herewith by and between Borrower and Lender ("Securities Purchase Agreement"), and is secured by a Security Agreement and Pledge Agreement, each of even


DEBENTURE - PAGE 1
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date herewith by Borrower, covering certain collateral as more particularly described therein.

         This Debenture, the Securities Purchase Agreement, such Security Agreement and Pledge Agreement, and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Debenture, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents." The holder of this Debenture is entitled to the benefits and security provided in the Loan Documents.

         Borrower may from time to time prepay all or any portion of the principal of this Debenture without premium or penalty. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges and other charges; provided, however, upon delinquency or other Event of Default, Lender reserves the right to apply payments among principal, interest, delinquency charges, collection costs and other charges, at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Debenture shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Debenture shall designate in writing to Borrower. If any payment of principal of or interest on this Debenture shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Debenture.

         Borrower agrees that no advances under this Debenture shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment or other similar purposes.

         Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

                  (a) failure of Borrower to pay when due all or any part of the principal on this Debenture or any other Debenture issued pursuant to the terms of the Securities Purchase Agreement;

                  (b) failure of Borrower to pay (i) within twenty (20) Business Days of the due date thereof any interest on this Debenture or any other Debenture issued pursuant to the terms of the Securities Purchase Agreement or (ii) within twenty (20) Business Days following the delivery of notice to Borrower of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by Borrower under this Debenture or any other Debenture issued pursuant to the terms of the Securities Purchase Agreement;

                  (c) any representation, warranty, certification or statement made by Borrower in the Securities Purchase Agreement or any Related Agreement (as such term is defined in the Securities Purchase Agreement) or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Securities Purchase Agreement or any Related Agreement shall prove to have been untrue in any material respect when made;

                  (d) failure on the part of Borrower to observe or perform any of the covenants or agreement contained in Section 10 of the Securities Purchase Agreement (Negative Covenants);

                  (e) failure on the part of Borrower to observe or perform any covenant or agreement contained in the Securities Purchase Agreement or any Related Document (other than those covered by clauses (a) through (d) above), which failure is not cured within thirty (30) days of such failure;


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                  (f) any of the Current Stockholders (as such term is defined in the Securities Purchase Agreement) shall fail to perform, in any material respect, any of their respective obligations under, or shall have breached any material item of, the Securities Purchase Agreement or any Related Agreement;

                  (g) Borrower or any Subsidiary (as such term is defined in the Securities Purchase Agreement) has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding has been commenced against Borrower or any Subsidiary, seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) judgments or orders for the payment of money which in the aggregate at any one time exceed $250,000 and are not covered by insurance have been rendered against Borrower or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days, the holder of this Debenture may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Debenture at once due and payable, (ii) refuse to advance any additional amounts under this Debenture, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Related Agreements and Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Debenture or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Debenture to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Debenture and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Debenture which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or
(ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

         This Debenture and all of the other Loan Documents and Related Agreements are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or Related Agreements or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Debenture. If the


DEBENTURE - PAGE 3
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applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Debenture or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Debenture, or if Lender's exercise of the option to accelerate the maturity of this Debenture, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Debenture (or, if this Debenture and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Debenture and the other Loan Documents and Related Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Debenture or arising under or pursuant to the other Loan Documents and Related Agreements shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents and Related Agreements, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         If this Debenture is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

         Borrower and any and all endorsers and guarantors of this Debenture severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

         Any and all payments by Borrower hereunder to any holder of this Debenture and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If Borrower shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable with respect to this Debenture (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph) such holder of this Debenture receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (ii) Borrower shall make such deductions or withholdings; and (iii) Borrower shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A "qualified assignee" of a holder of this Debenture is a person that is organized under the laws of (I) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to Borrower that payments of Borrower to such assignee under applicable law would not be subject to any Taxes and (z) from time to time, as and when requested by Borrower, executes and delivers to Borrower and the Internal Revenue Service forms, and provides Borrower with any information, necessary to establish such assignee's continued exemption from Taxes under applicable law. Borrower shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under this Debenture or the transactions contemplated hereby. Borrower shall indemnify each holder of this Debenture, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts


DEBENTURE - PAGE 4
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payable under this paragraph) paid by each holder of this Debenture, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such holder of this Debenture or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to Borrower by such holder of this Debenture or assignee shall be conclusive evidence of the amount due from Borrower to such party. Within 30 days after the date of any payment of Taxes, Borrower will furnish to each holder of this Debenture the original or a certified copy of a receipt evidencing payment thereof.






                            [SIGNATURE PAGE FOLLOWS]


DEBENTURE - PAGE 5
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         THIS DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF
THE STATE OF NEVADA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

                                          BORROWER:

                                          ORIX GLOBAL COMMUNICATIONS, INC.





                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


DEBENTURE - PAGE 6